Exhibit 10.32

FIRST AMENDED SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This FIRST AMENDED SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") is dated as of November 22, 2016 ("Effective Date"), by and between Grace Rich Limited, a Hong Kong corporation having a principal place of business c/o 354 Indusco Ct., Troy, MI 48083 ("Grace Rich"), SAAMABA, LLC, a Michigan limited liability company having a principal place of business at 354 Indusco Ct., Troy, MI 48083 ("SAAMABA"), and Scio Diamond Technology Corporation, a Nevada corporation having a principal place of business at411 University Ridge, Suite D, Greenville SC 29601 ("Scio") (together, the "Parties").

RECITALS

A.           The Parties are subject to a certain Settlement Agreement and Mutual Release dated November 21, 2016 ("Original Settlement"), where among other things the Parties resolved their disputes regarding five certain agreements, each of which is dated September 16, 2013, namely: a Grace Rich Joint Venture Agreement; a Grace Rich Shareholders Agreement; a Scio Diamond Technology Corporation License Agreement; a Grace Rich Consulting Services Agreement; and a Scio Diamond Technology Corporation Development Agreement.

B.           The Parties desire to amend the Original Settlement to replace the requirement that the Parties execute a Redemption Agreement with the requirement that the Parties execute a Share Purchase Agreement and also to require the Parties to execute any additional documentation required under United States and Hong Kong law to fulfill their obligations under the Share Purchase Agreement.

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing representations, agreements and covenants contained herein, the Parties agree as follows:

AGREEMENT

1.            Recitals. The foregoing Recitals are incorporated herein by reference and form an integral part of this Agreement.

2.            Amended Agreement.

(a) The Original Settlement shall be amended to remove the requirement that Grace Rich and Scio execute the Redemption Agreement and shall be replaced with the requirement that Scio and SAAMABA execute the Share Purchase Agreement attached hereto as Exhibit A.

(b) The Original Settlement shall be amended to require the Parties to execute any additional documentation required under Hong Kong or United States law to fulfill the obligations of the Parties under the Share Purchase Agreement.

(c) All other terms of the Original Settlement shall remain effective.

3.            Miscellaneous. This Agreement binds and benefits the Parties, their heirs, executors, administrators, successors, assigns, parents, affiliates, members, subsidiaries, officers, agents, servants, employees, distributors, licensees, affiliates, subsidiaries, attorneys, and all other persons who are in active concert or participation with them and receive actual notice of these provisions. By affixing their signatures below, the Parties to this Agreement acknowledge that they understand the modification under this Agreement and agree to be bound by its terms and all terms of the Original Settlement previously executed. Disputes arising out of this Agreement or concerning the subject matter thereof may not be brought in any court, tribunal, or forum other than a state or federal court in the State of Michigan, and shall be governed by Michigan law except with respect to its choice of law principles. This Agreement is the entire agreement between the Parties; it supersedes any prior agreements or understandings between the Parties, as to the subject matter of this Agreement, whether written or verbal, and may only be modified by a writing signed by the Parties. This Agreement may be executed in counterparts. Digital copies of the Agreement shall be as binding as an original hard copy.

WHEREFORE, the Parties, by their authorized agents, have executed this Agreement as of the Effective Date.

Grace Rich Limited		Scio Diamond Technology Corporation

By:	/s/ Shrikant Mehta	By:	/s/ Gerald McGuire
Shrikant Mehta, Chairman		Jerry McGuire, President/CEO

Date:	November 21, 2016	Date:	November 17, 2016

SAAMABA, LLC

By	/s/ Shrikant Mehta
Shrikant Mehta, Managing Member

Date:	November 21, 2016

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Exhibit A

SHARE PURCHASE AGREEMENT

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